EXHIBIT 4

                      FORM OF CERTIFICATE FOR COMMON STOCK

                         ALASKA PACIFIC BANCSHARES, INC.

               INCORPORATED UNDER THE LAWS OF THE STATE OF ALASKA


         COMMON STOCK                                       CUSIP _____________
                                                                See Reverse For
                                                            Certain Definitions


THIS CERTIFIES THAT


is the owner of


              FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK,
                          $.01 PAR VALUE PER SHARE, OF

Alaska Pacific Bancshares, Inc., a stock corporation incorporated under the laws of the State of Alaska. The shares represented by this Certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this Certificate properly endorsed. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE NOT A DEPOSIT OR ACCOUNT AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. The Certificate and shares represented hereby are issued and shall be held subject to all provisions of the Articles of Incorporation and Bylaws of the Corporation and any amendments thereto (copies of which are on file with the Transfer Agent), to all of which provisions the holder by acceptance hereof, assents.


         IN WITNESS WHEREOF, Alaska Pacific Bancshares, Inc. has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.



         CORPORATE SECRETARY                                           PRESIDENT
                                                                  TRANSFER AGENT



                                     [SEAL]

                         ALASKA PACIFIC BANCSHARES, INC.

         The shares represented by this Certificate are issued subject to all the provisions of the Articles of Incorporation and Bylaws of Alaska Pacific Bancshares, Inc. ("Corporation") as from time to time amended (copies of which are on file with the Transfer Agent and at the principal executive offices of the Corporation).

         The shares represented by this Certificate are subject to a limitation contained in the Articles of Incorporation to the effect that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of common stock (the "Limit") be entitled or permitted to vote in respect of the shares held in excess of the Limit, unless a majority of the whole Board of Directors, as defined, shall have by resolution granted in advance such entitlement or permission.

         The Board of Directors of the Corporation is authorized by resolution(s), from time to time adopted, to provide for the issuance of preferred stock in series and to fix and state the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The Corporation will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

         The shares represented by this Certificate may not be cumulatively voted on any matter. The affirmative vote of the holders of at least 80% of the voting stock of the Corporation, voting together as a single class, shall be required to approve certain business combinations and other transactions, pursuant to the Articles of Incorporation. The affirmative vote of the holders of at least two-thirds of the voting stock of the Corporation, voting together as a single class, shall be required to amend certain provisions of the Articles of Incorporation.



         The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as through they were written out in full according to applicable laws or regulations.


  TEN COM                   -as tenants in common
  TEN ENT                   -as tenants by the entireties
  JT TEN                    -as joint tenants with right of survivorship and
                             not as tenants in common
  UNIF TRAN MIN ACT -_______Custodian_______ under Uniform Transfer
                     (Cust)          (Minor)
                             to Minors Act _________
                                           (State)


     Additional abbreviations may also be used though not in the above list

         For value received, ___________________________________________ hereby sell, assign and transfer unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
--------------------------------------


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              Please print or typewrite name and address, including
                          postal zip code, of assignee


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-----------------------------------------------------------------------   shares
of the Common Stock evidenced by this Certificate, and do hereby irrevocably constitute and appoint ________________________________________________
Attorney, to transfer the said shares on the books of the within named Corporation, with full power of substitution.


Dated _________________


                                        ----------------------------------------
                                                       Signature


                                        ----------------------------------------
                                                       Signature


                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.